UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K/A

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

INTEGRATED RAIL & RESOURCES INC.
(f/k/a Uinta Infrastructure Group Corp.)

(Exact name of registrant as specified in its charter)

Delaware	000-56805	33-1825873
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

400 W. MORSE BOULEVARD, SUITE 220
WINTER PARK, FL 32789

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (321) 972-1583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Integrated Rail & Resources Inc. (the “Company”, “we” and “us”) previously filed Current Reports on Form 8-K with the Securities and Exchange Commission (the “Commission”) on December 19, 2025 (the “Initial Form 8-K”), disclosing, among others, (a) the completion of its initial business combination, (b) the amendment and restatement of its certificate of incorporation (the “Charter”) and (c) the amendment and restatement of its bylaws (the “Bylaws” and together with the Charter, the “Organizational Documents”).

Due to an administrative error, the Organizational Documents were not filed with the Secretary of State of Delaware until January 16, 2026. Those Organizational Documents did not differ in any material way from those documents which were filed with the Commission on December 19, 2025, in the Initial Form 8-K.

In accordance with the foregoing, the Company is amending and restating Item 9.01(d) thereof to include the Organizational Documents which were filed on January 16, 2026.

Except for this Explanatory Note, the filing of the Organizational Documents required by Item 9.01(d), there are no changes to the Initial Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Integrated Rail & Resources Inc.
3.2	Amended and Restated Bylaws of Integrated Rail & Resources Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL & RESOURCES INC. (f/k/a Uinta Infrastructure Group Corp.)

By:	/s/ Brian M. Feldott
Name:	Brian M. Feldott
Title:	Chief Executive Officer

Date: February 20, 2026

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